UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2015

Olympic Steel, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216) 292-3800

 5096 Richmond Road, Bedford Heights, Ohio 44146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.                  Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Olympic Steel, Inc. (the “Company”) was held on May 1, 2015. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected Michael D. Siegal, Arthur F. Anton, Donald R. McNeeley and Michael G. Rippey as directors of the Company to serve until the Company’s 2017 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Michael D. Siegal	8,520,003	330,598	1,308,171
Arthur F. Anton	8,610,240	240,361	1,308,171
Donald R. McNeeley	6,708,670	2,141,931	1,308,171
Michael G. Rippey	7,613,680	1,236,921	1,308,171

Proposal 2. The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015. The voting results were as follows:

For	Against	Abstain
10,088,303	48,930	21,539

Proposal 3. The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,110,225	215,520	524,856	1,308,171

Proposal 4. The shareholders approved an amendment to the Company’s Amended and Restated Code of Regulations to allow the Board to amend the Regulations to the extent permitted by Ohio law. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
6,406,130	2,430,386	14,085	1,308,171

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

	By:	/s/ Richard T. Marabito
		Name:	Richard T. Marabito
		Title:	Chief Financial Officer

Date: May 4, 2015